UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2024

ATLANTIS GLORY INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-213608	38-3995730
(State of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

Room 2106, Beautiful Group Tower, 77 Connaught Road Central, Hong Kong

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +852-4620 9298

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2024, Ms. CHENG Sau Heung (“Ms. CHENG”) resigned her positions as President, Chief Executive Officer, Secretary, Treasurer and the Chairman of Board of Directors of the Company.

On November 15, 2024, the Company’s Board of Directors appointed Mr. YUM Edward Liang Hsien (“Mr. YUM”), aged 45, to act as the President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and the Chairman of Board of Directors of the Company.

The biography for the new director and officer of the Company is set forth below:

Mr. YUM holds a Bachelor of Science in Finance from the University of Illinois at Urbana-Champaign, United States of America. Over the course of his distinguished 20-year career, he has developed extensive expertise in funds, trusts, and asset management through his roles at major financial institutions, including HSBC, Bank of Montreal, Pacific Global Bank, Old Second National Bank, and Hang Seng Bank, in both the United States and Hong Kong, China. He has guided clients through the establishment of funds and trusts, managing assets totalling billions of USD. Mr. YUM is a senior member of the Alternative Investment Management Association (AIMA) in Hong Kong and has contributed to the Education Committee of the Hong Kong Venture Capital and Private Equity Association (HKVCA).

Mr. YUM’s leadership journey began at Amicorp (Hong Kong) Limited, where he served as Sales Director from February 2008 to February 2013. In this role, he played a pivotal part in expanding the firm’s client base and increasing revenue by tailoring services to meet the complex needs of corporate clients and high-net-worth individuals. His efforts were instrumental in enhancing Amicorp’s market visibility. In February 2013, he was promoted to Managing Director, a position he held until July 2014. In this role, Mr. YUM broadened his responsibilities, overseeing the company’s operations and strategic growth, leading cross-functional teams, and building strong client relationships.

Since August 2014, Mr. YUM has been serving as the Managing Director of Ayasa Globo Financial Services Limited, where he continues to lead the company’s expansion, focusing on fund establishment, trust services, and asset management solutions. His leadership has been a key factor in driving the firm’s growth and strengthening its market position. Additionally, since March 2017, Mr. YUM has served as a Director at Greenpro Trust Limited, providing strategic guidance to enhance the company’s service offerings and operational effectiveness.

In November 2017, Mr. YUM has been appointed as an Independent Non-Executive Director (“INED”) at China Demeter Financial Investments Limited, a company listed on the Hong Kong Stock Exchange (Stock Code: 8120). In this role, he brings valuable expertise in governance, strategic planning, and risk management, supporting the company’s board in ensuring strong governance practices and focusing on sustainable growth and shareholder value. In November 2024, Mr. YUM resigned from his INED position.

The Company believes Mr. YUM’s experience in the financial fields will help the business development of the Company. As a result, Mr. YUM is appointed as the above-mentioned capacities of the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 21, 2024

Atlantis Glory Inc.

/s/ YUM Edward Liang Hsien
By:	YUM Edward Liang Hsien
Title:	CEO, Director

3